Exhibit 23.2

                          Independent Auditors Consent

The Board of Directors
American International Petroleum Corporation

We hereby consent to the use of our report on the financial statements of American International Corporation as of December 31, 1999 and 2000 for each of the years in the three year period ended December 31, 1999, dated March 30, 2000, included herein, in this Registration Statement filed on Form S-1, and to reference to our firm under the heading "Experts".

                                                   /s/  HEIN + ASSOCIATES LLP
                                                   -----------------------------
                                                        HEIN + ASSOCIATES LLP


Houston, Texas
February 8, 2001